Exhibit 10.5

PREPARED BY AND, AFTER
RECORDING, RETURN TO:

Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
Attention: Michael R. Leighton, Esq.

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE, made as of this 20th day of April, 2007, by COSTA BLANCA II REAL ESTATE, LLC, a Florida limited liability company, having an address at 2460 Sand Lake Road, Orlando, Florida 32809, COSTA BLANCA III REAL ESTATE, LLC, a Florida limited liability company, having an address at 2460 Sand Lake Road, Orlando, Florida 32809, TDS TOWN HOMES (PHASE 1), LLC, a Florida limited liability company, having an address at 2460 Sand Lake Road, Orlando, Florida 32809, TDS TOWN HOMES (PHASE 2), LLC, a Florida limited liability company, having an address at 2460 Sand Lake Road, Orlando, Florida 32809 and TDS AMENITIES, INC., a Florida corporation having an address at 2460 Sand Lake Road, Orlando, Florida 32809 (collectively, “Mortgagor”), and KENNEDY FUNDING, INC., a New Jersey corporation, having an office at Two University Plaza, Suite 402, Hackensack, New Jersey 07601, as agent (“Agent”) for the lenders identified in Schedule A of the Note (as hereinafter defined) (Agent and the said lenders are hereinafter collectively referred to as “Mortgagee”).

W I T N E S S E T H

WHEREAS, Mortgagee has agreed to lend and Mortgagor has agreed to borrow the principal sum of TWENTY FOUR MILLION NINE HUNDRED THOUSAND ($24,900,000) DOLLARS (“Loan”), on the terms and conditions provided herein and in the Loan Documents (as hereinafter defined);

WHEREAS, Mortgagor has executed and delivered to Mortgagee, among other things, that certain Loan and Security Agreement (“Loan Agreement”) and that certain Promissory Note (“Note”) both of even date herewith, evidencing the Loan; and

WHEREAS, Mortgagor expects to derive benefit from the Loan and has agreed to secure the Loan by, among other things, the grant of this Mortgage to Mortgagee.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that in order to secure Mortgagor’s obligations under the Loan Documents, including the payment of principal and interest, late fees, attorneys’ fees, costs and disbursements, the full and prompt payment and performance of all of the indebtedness, obligations, covenants, agreements and liabilities of Mortgagor to Mortgagee, together with all interest and other charges thereon, whether direct or indirect, existing, contingent or otherwise, due or to become due, under or arising out of or in connection with the Loan Agreement and any future modifications thereof and any other instruments or documents delivered in connection herewith or therewith and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor has mortgaged, granted, bargained, sold, conveyed, aliened, released, transferred, warranted and confirmed, and does hereby mortgage, grant, bargain, sell, convey, alien, release, transfer, warrant and confirm unto Mortgagee, and to all its successors and assigns forever, the following described property (collectively, the “Property”):

A. The real estate located in County of Polk, State of Florida (the “State”) more particularly described in Exhibit A attached hereto and made a part hereof for all purposes the same as if set forth herein verbatim, together with all right, title and interest of Mortgagor in and to (a) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the real property or the Improvements (as hereinafter defined); (b) any strips or gores between the real property and abutting or adjacent properties; and (c) all water and water rights, timber, crops and mineral interests pertaining to the real property (such real estate and other rights, titles and interests being hereinafter sometimes called “Land”);

B. All buildings, structures and other improvements or any part thereof, now or hereafter situated on or under the Land and all restorations and replacements thereof (“Improvements”);

C. All fixtures and systems and articles of personal property, of every kind and character, now owned or hereafter acquired by Mortgagor (Mortgagor’s successors or assigns), which are now or hereafter attached to the Land or the Improvements and owned by Mortgagor, or used in or necessary to complete the proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing, including, but without limiting the foregoing, all of the following items now owned or hereafter acquired by Mortgagor, any and all fixtures, systems, heating, ventilating, air conditioning, refrigerating, plumbing, water, sewer, lighting, generating, cleaning, storage, incinerating, waste disposal, sprinkler, fire extinguishing, communications, transportation (of people or things, including, but not limited to, stairways, elevators, escalators and conveyors), data processing, security and alarm, laundry, food or drink preparation, storage of serving, gas, electrical and electronic, water, and recreational uses or purposes; all tanks, pipes, wiring, conduits, ducts, doors, partitions, floor coverings, wall coverings, windows, window screens and shades, awnings, fans, motors, engines and boilers; motor vehicles; decorative items and art objects; and files , records and books of account (all of which are herein sometimes referred to together as “Accessories”);

D. All (a) plans and specifications for the Improvements; (b) contracts relating to the Land or the Improvements or the Accessories or any part thereof; (c) deposits including, but not limited to, Mortgagor’s rights in tenants’ security deposits (if any), deposits with respect to utility services to the Land or the Improvements or the Accessories or any part thereof, and any deposits or reserves hereunder or under any other Loan Document (as hereinafter defined) for taxes, insurance or otherwise, funds, accounts, contract rights, instruments, documents, commitments, general intangibles, notes and chattel paper used in connection with or arising from or by virtue of any transactions related to the Land or the Improvements or the Accessories or any part thereof; (d) permits, licenses, franchises, bonds, certificates and other rights and privileges obtained in connection with the Land or the Improvements or the Accessories or any part thereof; (e) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Land, the Improvements and the Accessories; and (f) other properties, rights, titles and interests, if any, specified in any Section or any Article of this Mortgage as being part of the Property;

E. All proceeds, products, consideration, compensation and recoveries, direct or consequential, cash and noncash, of or arising from, as the case may be, (a) the properties, rights, titles and interests referred to above in paragraphs (A), (B), (C) and (D); (b) any sale, lease or other disposition thereof; (c) each policy of insurance relating thereto (including premium refunds); (d) the taking thereof or of any rights appurtenant thereto by eminent domain or sale in lieu thereof for public or quasi-public use under any law; and (e) any damage thereto whether caused by such a taking (including change of grade of streets, curb cuts or other rights of access) or otherwise caused; and

F. All other interests of every kind and character, and proceeds thereof, which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in paragraphs (A), (B), (C), (D), (E) and all property used or useful in connection therewith, including, but not limited to, remainders, reversions and reversionary rights or interests that apply to the Property.

TO HAVE AND TO HOLD the Property, unto Mortgagee and Mortgagee’s successors, substitutes or assigns, for the uses and purposes herein set forth, forever, together with all rights, privileges, hereditaments and appurtenances in anyway appertaining or belonging thereto, subject only to the “Permitted Encumbrances” includes both (i) listed on Exhibit B attached hereto to the extent that the same are valid, subsisting and affect the Property, free from all rights and benefits under and by virtue of any applicable homestead exemption or similar laws, which said rights and benefits Mortgagor does hereby expressly release and waive, and (ii) that certain loan in the combined amount of up to Twenty Five Million ($25,000,000) Dollars to Standford International Bank and Resorts Funding Group, LLC.

PROVIDED ALWAYS, that these presents are upon the express condition, that if Mortgagor shall pay unto Mortgagee, its successors or assigns, all Indebtedness due under the terms of the Loan Documents and shall pay and perform the Obligation (as hereinafter defined), without any deduction or credit for any amount payable for taxes in accordance with the terms of the said Note, and hereof, then this mortgage shall cease, determine and become null and void; otherwise to remain in full force and effect.

ARTICLE I.
THE OBLIGATION

Section 1.1 Mortgagee. The expression “this Mortgage,” as used herein, shall mean this Mortgage, and all rights, title, interest, liens, security interests, powers and privileges created hereby or arising by virtue hereof. This Mortgage is given to secure payment and performance of the Obligation, including the indebtedness described in Section 1.2. The word “Mortgagee,” as used herein, shall mean KENNEDY FUNDING, INC., a New Jersey corporation, Two University Plaza, Hackensack, New Jersey 07601, as agent for the lenders identified in the Note defined hereinbelow, in each case having an address c/o Mortgagee, Two University Plaza, Hackensack, New Jersey 07601.

Section 1.2 Obligation. The word “Obligation”, “Obligations” or the word “Indebtedness,” as used herein, shall mean all of the indebtedness, obligations and liabilities described as follows:

(a) the indebtedness, obligations and liabilities of Mortgagor arising under any documents evidencing, securing, or now or hereafter executed in connection with the Loan (each a “Loan Document”; collectively “Loan Documents”) evidencing the Loan; and

(b) all other and additional indebtedness, liabilities and obligations, of every kind and character, of Mortgagor now or hereafter existing in favor of Mortgagee, regardless of whether they are direct, indirect, primary, secondary, joint, several, joint and several, liquidated, unliquidated, fixed or contingent, and regardless of whether the same may, prior to their acquisition by Mortgagee, be or have been payable to some other person or entity, it being the intention and contemplation of Mortgagor and Mortgagee that future advances may be made to Mortgagor by Mortgagee for a variety of purposes, that Mortgagor may guarantee (or otherwise become directly or contingently obligated with respect to) the obligations of others to Mortgagee, and that Mortgagee may, from time to time, acquire from others obligations of Mortgagor to such others, or that Mortgagor may otherwise hereafter be or become further indebted to Mortgagee, and that payment and repayment of all of the foregoing are intended to and shall be part of the indebtedness secured hereby; and

(c) and any and all renewals, modifications, rearrangements, amendments or extensions of all or any part of the indebtedness, obligations and liabilities described or referred to in Subsections 1.2(a), 1.2(b), preceding.

Mortgagor, and each party at any time claiming an interest in or lien or encumbrance against the Property, agrees that all advances made by Mortgagee from time to time under any of the Loan Documents, and all other portions of the Obligation herein referred to, shall be secured by this Mortgage with priority as if all of the same had been advanced, had arisen or become owing or performable on the date hereof, no reduction of the outstanding principal balance under the Loan Agreement shall extinguish, release or subordinate any rights, titles, interests, liens, security interests, powers or privileges intended, created or arising hereunder or under any other Loan Document, and this Mortgage shall remain in full force and effect as to any subsequent advances or subsequently arising portions of the Obligation without loss of priority until the Obligation is fully paid, performed and satisfied in accordance with the Note, as applicable, all agreements and obligations, if any, of Mortgagee for further advances have been terminated and this Mortgage has been released of record by Mortgagee.

ARTICLE II.
CERTAIN REPRESENTATIONS, WARRANTIES
AND COVENANTS OF MORTGAGOR

Section 2.1 Payment and Performance of Obligations. Mortgagor shall pay and perform the Obligations when due in accordance with the provisions of the Loan Documents; and if any Default (hereinafter defined) shall be made in the performance of any of the Obligations, Mortgagee shall have the remedies granted to Mortgagee hereunder, under the Loan Documents and under applicable law.

Section 2.2 Indebtedness Secured. This Mortgage has been given and is intended to secure the full and prompt payment and performance of each and all of the Obligations and any renewal, extension, modification or replacement of any of the Obligations. Except as otherwise provided herein, this Mortgage shall remain in full force and effect with respect to all of the Property until all the Obligations shall have been paid and performed in full. If Mortgagor shall well and truly pay and perform the Obligations at the time and times, and in the manner mentioned in the Loan Documents and shall well and truly abide by and comply with each and every term, covenant and condition set forth in the Loan Documents, then this conveyance shall be and become null and void and shall be released at the expense of Mortgagor but if there shall be any Default, then the Obligations shall become immediately due and payable at the option of Mortgagee, without any notice to Mortgagor or any other party, all of which notices of Default or notices of intent to accelerate or acceleration hereby are waived.

Section 2.3 Title to Property.

(a) The Mortgagor represents and warrants that: (i) it has an indefeasible estate in fee simple in the Land and Improvements and Accessories; (ii) it has the good and unrestricted right, full power and lawful authority to mortgage the Property; (iii) it has obtained any and all consents and approvals necessary or required for the making of this Mortgage; and (iv) the making of this Mortgage will not violate any contract or agreement to which the Mortgagor is a party.

(b) Mortgagor does hereby and shall forever warrant and defend its title to and fee simple interest in the Property and the validity and first priority of the lien of this Mortgage to Mortgagee and its successors and assigns, against all claims and demands whatsoever of any Person (hereinafter defined). There are no defenses or offsets or counterclaims to this Mortgage or to any of the Obligations.

(c) Mortgagor represents and warrants to Mortgagee that any building or portion of any building hereafter constructed on the Land shall be in compliance with all applicable zoning and building codes, ordinances and regulations, shall lie wholly within the boundaries of the Land, and shall be an independent and self-contained operating unit.

(d) Mortgagor shall execute, acknowledge and deliver to Mortgagee any documents and instruments which Mortgagee may reasonably request from time to time for the better assuring, conveying, assigning, transferring, confirming or perfecting Mortgagee’s security and rights under this Mortgage.

Section 2.4 Liens. Mortgagor shall not, directly or indirectly, create or suffer or permit to be created, or to stand, against the Property or any portion thereof, or against the rents, issues and profits therefrom, any lien, charge, mortgage, deed of trust, adverse claim or other encumbrance (herein collectively referred to as a “lien”), whether senior or junior in lien to this Mortgage, other than the lien of this Mortgage and the Permitted Encumbrances; provided, however, that nothing contained in this Section 2.4 shall require Mortgagor to pay any real estate taxes or other Impositions (as hereinafter defined) prior to the time when same are required to be paid under this Mortgage. Mortgagor will keep and maintain the Property free from all liens arising in connection with the supply of labor or materials relating to the construction, alteration, modification or repair of the Improvements or the Property. Mortgagor agrees to discharge the same of record by payment or bond within thirty (30) days after the filing thereof. Notwithstanding anything to the contrary contained herein, in no event shall Mortgagor do or permit to be done, or omit to do or permit the omission of, any act or thing, where such act or omission would impair the security of this Mortgage.

Section 2.5 Impositions. Mortgagor shall pay, at least five (5) days before the date due, all real estate taxes, personal property taxes, assessments, water and sewer rates and charges, license fees, all charges which may be imposed for the use of vaults, chutes, areas and other space beyond the lot line and abutting the public sidewalks in front of or adjoining the Land, and all other governmental levies and charges (collectively, the “Impositions”), of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, which shall be assessed, levied, confirmed, imposed or become a lien upon or against the Property or any part thereof, or which shall become payable with respect thereto. Mortgagor shall deliver to Mortgagee, within twenty (20) days after the due date of each payment in connection with the Impositions or any assessment for local improvements (“Assessment”), the original or a true photostatic copy of the official receipt evidencing such payment or other proof of payment satisfactory to Mortgagee.

Section 2.6 Insurance.

(a) Mortgagor shall provide, at its sole cost and expense, and keep in force for the benefit of itself and Mortgagee, comprehensive general liability insurance against claims for bodily injury, death or property damage and such other insurance on the Property or any part thereof or any replacements or substitutions therefor, as Mortgagee may reasonably require, and the following with respect to the Land, Improvements and Accessories, provided there exists Improvements upon the Property: (i) insurance against loss or damage by fire, other hazards by so-called “all risk” and “extended coverage,” and such other casualties and hazards as Mortgagee shall reasonably require from time to time; (ii) flood insurance if the Property is located in a flood hazard area and earthquake and/or hurricane insurance to the extent that owners of similar buildings in the same county as the Property maintain such insurance; (iii) war risk insurance, when obtainable from the United States government or any agency thereof; (iv) rent insurance; (v) water damage legal liability insurance; (vi) workers’ compensation insurance as required by law; (vii) business interruption insurance; and (viii) such other insurance on the Property or any part thereof or any replacements or substitutions therefor, as Mortgagee may reasonably require.

(b) The policies of insurance required by Subsection 2.6(a) hereof shall be with companies, in forms and amounts, and for such reasonable periods as Mortgagee shall require from time to time, and shall insure the respective interests of Mortgagor and Mortgagee. The full amount of the proceeds of any insurance covering real property or tangible personal property subject to a lien or security interest in favor of Mortgagee granted pursuant to any of the Loan Documents in the case of each separate loss in excess of Ten Thousand and 00/100 ($10,000.00) Dollars (a “Major Loss”), other than the proceeds from the insurance required under clauses (vi), and (vii) of Subsection 2.6(a) hereof, shall be payable to Mortgagee pursuant to a non-contributing loss payee endorsement satisfactory to Mortgagee. Certificates of Insurance and true photocopies of the original policies and renewals thereof covering the risks required to be insured against in accordance with this Mortgage, bearing satisfactory evidence of payment of all premiums thereon for the succeeding one year period, shall be delivered to and held by Mortgagee, and within five (5) days of demand by Mortgagee Mortgagor shall deliver to Mortgagee the original policies and renewals, replacements or endorsements thereof and shall assign to Mortgagee said policies of insurance as additional security for the indebtedness and other obligations secured hereby. At least twenty (20) days prior to the expiration of each policy required to be provided by Mortgagor, Mortgagor shall deliver Certificates of Insurance evidencing renewal or replacement thereof along with true photocopies of any endorsements or any renewal or replacement policies to Mortgagee with satisfactory evidence of payment of all premiums thereon.

(c) All insurance policies required in accordance with this Mortgage shall: (1) include effective waivers by the insurer of all rights of subrogation against Mortgagor, Mortgagee, any lessee or other occupant of all or any part of the Property, or any other Person which controls, is controlled by or is under common control with any of the foregoing; (2) provide that the full amount of the proceeds of such insurance (other than the proceeds from the insurance required under clauses (vi) and (vii) of Subsection 2.6(a) hereof) shall, in the case of each separate Major Loss, be payable notwithstanding: (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured; (B) the occupation or use of the Improvements or the Land for purposes more hazardous than permitted by the terms thereof; (C) any foreclosure or other action or proceeding taken by Mortgagee pursuant to any provision of this Mortgage; or (D) any change in title to or ownership of the Property; (3) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Mortgagee of written notice thereof; (4) include “replacement cost endorsements” if available; and (5) be reasonably satisfactory to Mortgagee in all other respects. Mortgagor shall not permit any condition to exist with respect to the Property which would wholly or partially invalidate any of the insurance thereon.

(d) Mortgagee shall have the right but not the obligation, on behalf of Mortgagor, to adjust and compromise any claims under such insurance in the case of a Major Loss, collect and receive the proceeds thereof and execute and deliver all proofs of loss, receipts, vouchers, checks, drafts, releases and other documents in connection with such claims. Mortgagee is hereby irrevocably appointed attorney-in-fact for Mortgagor (which appointment is coupled with an interest) for such purposes, and Mortgagor shall, upon request of Mortgagee, promptly execute any proofs of loss, receipts, vouchers, checks, drafts, releases, and other documents in connection with such claims.

(e) Mortgagee may deduct from the proceeds of the insurance required to be obtained by Mortgagor pursuant to Subsection 2.6(a) hereof, other than the insurance required under clauses (vi) and (vii) thereof, any expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by it in connection with obtaining such proceeds, and Mortgagee may, at its option, release the balance of such proceeds to Mortgagor for the restoration of the Property (“Restoration”) or apply the balance of such proceeds in reduction or satisfaction of all or part of the Obligations, whether or not then due and payable (in such order of priority as Mortgagee shall elect). Upon the occurrence of any Default all of Mortgagor’s right, title and interest in and to all such policies, including unearned premiums thereon, shall be deemed assigned to Mortgagee. The application of such insurance proceeds toward the payment or performance of the Obligations shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the remainder of the Obligations and the interest thereon in accordance with the provisions of the Loan Documents.

(f) In the event of a sale, transfer or other disposition by Mortgagee of any of the property of Mortgagor, the purchaser, assignee or transferee of such property shall succeed to all of the rights of Mortgagee, including any right to unearned premiums, in and to all policies of insurance which Mortgagor is required to maintain under this Section 2.6 and to all proceeds of such insurance.

(g) Mortgagor’s policies of insurance may be maintained under “blanket policies” insuring the Property and other property owned by Mortgagor, provided that such blanket policies shall: (i) separately set forth the amount of the insurance applicable to the Property (except as to the insurance required under clauses (iv), (v) and (vi) of Subsection 2.6(a) hereof), (ii) otherwise comply with the provisions of this Section, and (iii) afford the same protection to Mortgagee as, in Mortgagee’s judgment, would be provided by policies individually applicable to the Property.

(h) Mortgagor shall not obtain or permit to be obtained separate insurance concurrent in form or contributing in the event of loss with the insurance Mortgagor is required to maintain under the provisions of this Section.

Section 2.7 Condemnation.

(a) Mortgagor shall give notice to Mortgagee immediately upon Mortgagor’s learning of the commencement of any action or proceeding to take all or any part of the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Land. Mortgagee may participate together with Mortgagor in any such actions or proceedings in the name of Mortgagee or, whenever necessary, in the name of Mortgagor, and Mortgagor shall deliver to Mortgagee such instruments as Mortgagee shall request to permit such participation. Mortgagor shall not settle any such action or proceeding or agree to accept any award or payment without the prior consent of Mortgagee (which consent Mortgagee may deny in its sole discretion), and the total of all awards made or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (hereinafter collectively called the “Award”) is hereby assigned to and shall be paid to Mortgagee and the amount received shall be retained and applied as provided in Subsection 2.7(b) hereof.

(b) The Obligations may be accelerated at the option of Mortgagee as a result of the exercise of the right of condemnation or eminent domain in respect of all of the Property or any part of the Property which is currently or may prior to the maturity date established in the Note be utilized in the operation of Mortgagor’s business or which may, in the sole judgment of Mortgagee, make impracticable the restoration of the Property in a manner which will permit the Property to be used for the purposes for which it was used prior to the exercise of such right of condemnation or eminent domain, in which event Mortgagee shall retain and apply the Award toward payment and performance of the Obligations (in such order of priority as Mortgagee shall elect); provided, however, that to the extent that the Award received by Mortgagee shall exceed the amount required to satisfy in full the then total amount of the Obligations, Mortgagee shall pay over to Mortgagor the amount of such excess and provided, further, that until the actual vesting of title in such proceeding, the Obligations shall continue unimpaired. If there is a taking of a portion of the Property in any such proceeding and Mortgagee does not accelerate the Obligations, then at the option of Mortgagee, the Award shall be: (i) retained and applied by Mortgagee toward the payment or performance of the Obligations in such order of priority as Mortgagee may elect; or (ii) paid over in whole or in part to pay or reimburse Mortgagor for the cost of restoring or reconstructing the Improvements and the Accessories in a manner and on conditions satisfactory to Mortgagee. In no event shall Mortgagee be required to satisfy this Mortgage until the Obligations are fully paid and Mortgagee shall not be required to release from the lien of this Mortgage until the Obligations are fully paid any portion of the Property so taken until Mortgagee receives the entire amount of Award for the portion so taken.

(c) The application of the Award toward payment or performance of the Obligations shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the balance of the Obligations in accordance with the provisions of the Loan Documents. Mortgagee shall have the right, but shall be under no obligation, to question the amount of the Award, and Mortgagee may accept same without prejudice to the rights that Mortgagee may have to question such amount. In any such condemnation or eminent domain action or proceeding Mortgagee may be represented by attorneys selected by Mortgagee, and all sums paid by Mortgagee in connection with such action or proceeding (including, without limitation, attorneys’ fees and disbursements) shall, on demand, be immediately due from Mortgagor to Mortgagee and the same shall be added to the Obligations and shall be secured by this Mortgage.

(d) Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, the Obligations shall continue to bear interest at the rate payable pursuant to the Note until the Award shall have been actually received by Mortgagee, and any reduction in the Obligations resulting from the application by Mortgagee of the Award shall be deemed to take effect only on the date of such receipt.

Section 2.8 Restoration. If: (a) the Improvements or Accessories shall be damaged or destroyed, in whole or in part, by fire or other casualty, or by any taking in condemnation proceedings or the exercise of any right of eminent domain; and (b) Mortgagee releases or agrees to release to Mortgagor the proceeds of any insurance payable to Mortgagee or the proceeds of the Award, less any expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Mortgagee in obtaining same, and upon conditions satisfactory to Mortgagee; then Mortgagor shall promptly restore, replace or rebuild the same to as nearly as possible the value, quality and condition they were in immediately prior to such fire or other casualty or taking, with such alterations or changes as may be approved in writing by Mortgagee. Mortgagor shall give immediate notice to Mortgagee of any damage or destruction to the Property by fire or other casualty.

Section 2.9 Deposits for Impositions and Insurance. Notwithstanding anything to the contrary contained in any of the Loan Documents, upon the occurrence of an Event of Default, Mortgagee may require Mortgagor to deposit with Mortgagee on the first day of each month an amount equal to one twelfth (1/12th) of the sum of (collectively, the “Annual Payments”); (i) the aggregate annual payments for the Impositions; (ii) the annual insurance premiums on the policies of insurance required to be obtained and kept in force by Mortgagor under this Mortgage; and (iii) all other periodic charges (other than interest and principal under the Note) arising out of the ownership of the Property or any portion thereof which are or with notice or the passage of time or both will become a lien against the Property or any part thereof. In addition, upon demand by Mortgagee at any time and from time to time, Mortgagor shall deposit with Mortgagee such sum of money which, together with such monthly installments, shall be sufficient to pay all of the Annual Payments at least forty-five (45) days prior to the due date thereof. If the amount of any of the Annual Payments are not ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of Mortgagee’s estimate thereof, which Mortgagee may change from time to time. The funds so deposited with Mortgagee shall, provided that no Default shall have occurred under this Mortgage, be applied in payment of all of the Annual Payments when due to the extent that Mortgagor shall have deposited funds with Mortgagee for such purpose. In the event of any Default the funds deposited with Mortgagee may, at the option of Mortgagee, be retained and applied toward the payment of any or all of the Obligations, in such order of priority as Mortgagee shall determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee. The whole of the Obligations shall become due and payable at the option of Mortgagee after the failure of Mortgagor to deliver payment of any of such deposits or after the failure of Mortgagor to deliver to Mortgagee, within ten (10) days after request by Mortgagee, a statement certified by an authorized officer of Mortgagor, specifying the current amounts of all of the Annual Payments. At any time when deposits are required to be made under this Section 2.9, Mortgagor shall furnish Mortgagee with a bill for each of the Annual Payments and/or such other documents necessary for their payment at least forty-five (45) days prior to the date they first become due. Upon an assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of such deposits in its possession which have not been applied to the Obligations to the assignee, and thereupon Mortgagee shall be completely released from all liability with respect to such deposits and Mortgagor shall look solely to the assignee in reference thereto. The provisions of the preceding sentence shall apply to each and every assignment or transfer of such deposits to a new assignee.

Mortgagee agrees not to exercise its rights under this Section provided that no Default has occurred and provided that Mortgagor has at all times fully, faithfully and timely complied with all of the provisions of Sections 2.5 and 2.6 of this Article. Nothing contained herein shall be deemed to extend the maturity date for the Loan established in the Note.

Section 2.10 Maintenance and Alterations.

(a) Mortgagor shall put, keep and maintain the Land, Improvements and Accessories, and the sidewalks, curbs and alleys adjoining or abutting the same in the same or better order, condition and repair as they were in on the date hereof, and Mortgagor shall make or cause to be made, as and when the same shall become necessary, all structural and non-structural repairs, whether exterior or interior, ordinary or extraordinary, foreseen or unforeseen in a good and workmanlike manner. Mortgagor shall not commit or suffer any waste or abandonment of the Land, the Improvements or Accessories, and shall not demolish or remove or permit the demolition or removal of the Improvements or Accessories, or any part thereof, without the prior consent of Mortgagee in each instance.

(b) Mortgagor shall not make any alterations to all or any part of the Improvements or Accessories, or construct additions to all or any part of the Improvements or construct any new or additional buildings on the Property, without the prior consent of Mortgagee in each instance, and then only upon terms and conditions satisfactory to Mortgagee.

Section 2.11 Compliance with Laws.

(a) Mortgagor shall promptly comply with, or cause to be complied with, all present and future laws, statutes, ordinances, rules, regulations and other requirements of all governmental authorities whatsoever having jurisdiction of or relating to all or any part of the Property and the sidewalks, curbs and alleys adjoining or abutting the Land, and the condition, repair, maintenance, use and occupation thereof if non-compliance therewith would result in imposition of any fine, penalty, lien or criminal liability on Mortgagor or the Property, or would result in commencement of proceedings for foreclosure or forfeiture of Mortgagor’s interest in the Property; and Mortgagor shall promptly make, or cause to be made, all changes, alterations and improvements to the Property necessary to comply with all such present and future laws, statutes, ordinances, rules, regulations and other requirements to the extent aforesaid. Mortgagor shall operate the Property in compliance with all applicable laws, statutes, ordinances, rules, regulations and other legal requirements. Mortgagor shall not initiate, support, assist or acquiesce in any change in the zoning classification of the Property or any part thereof, without the prior consent of Mortgagee.

(b) Mortgagor shall promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the security of this Mortgage, or shall impose any duty or obligation upon Mortgagor or any tenant or other occupant of the Property or any part thereof, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor, or of constituting any portion of, the Property.

(c) Notwithstanding anything to the contrary contained herein, Mortgagor shall not use or permit the use of the Property in any manner which would impair or adversely affect the value or utility of the Property or increase the risk of fire or other casualty.

Section 2.12 Leasing.

(a) Mortgagor shall not, without Mortgagee’s prior approval in each instance, which approval shall not be unreasonably withheld or delayed: (i) enter into or change, amend or modify, in any manner whatsoever, any Lease, License or other agreement for the rental or occupancy of all or any portion of the Property (each a “Lease”); (ii) terminate or cancel, or accept a surrender or suffer or permit any cancellation, termination or surrender or suffer or permit any cancellation, termination or surrender of, any Lease, in any manner whatsoever or (iii) receive, collect or accept, or permit the receipt, collection or acceptance of, any prepayment of rent or other charges under any Lease for more than one month, except that Mortgagor may, at the time of the execution of any Lease, accept rent security deposits, which shall be held by Mortgagor in accordance with Subsection 2.12(b) hereof.

(b) Mortgagor shall at all times fully and promptly comply with, keep and perform all of the terms, covenants, provisions and conditions of any and all Leases on the part of the landlord thereunder to be complied with, kept and performed, and will not do or permit anything to be done which will constitute a breach of any of the terms, covenants, provisions and conditions of any of such Leases. Mortgagor shall enforce the performance and observance of each and every term, covenant, provision and condition of each and every Lease to be performed or observed on the part of the tenant thereunder. Mortgagor shall give prompt notice to Mortgagee of: (i) any notice received by Mortgagor of any default by the landlord or the lessee under any Lease; (ii) the commencement of any action or proceeding by any tenant or lessor the purpose of which shall be the cancellation of any Lease or a diminution or abatement of the rent payable thereunder; or (iii) the interposition by any tenant of any defense or counterclaim in any action or proceeding brought by Mortgagor against such tenant; and Mortgagor will cause a copy of any process, pleading or notice received or served by Mortgagor in reference to any such action, defense or claim to be promptly delivered to Mortgagee. Mortgagor shall hold in trust all security deposits and advance rent given on account of any Lease, and deposit such security in a bank or trust company and shall not mingle such funds with other funds. Mortgagor shall repay or apply such funds only in accordance with the provisions of the applicable Leases.

Section 2.13 Assignment of Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to each Lease whether now existing or hereafter entered into, together with the room revenues, occupancy charges, issues and profits (“Rents”) of each such Lease as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Property for the purpose of collecting the same and to let the Property, or any part thereof, and to apply said Rents after payment of all necessary charges and expenses, on account of the Obligations. This assignment and grant shall continue in effect until the Obligations are fully paid and performed. Mortgagee hereby waives the right to enter the Property for the purpose of collecting Rents, and Mortgagor shall be entitled to collect, receive and use said Rents until the occurrence of a Default under this Mortgage. Mortgagor shall, from time to time after request by Mortgagee, execute, acknowledge and deliver to Mortgagee, in form satisfactory to Mortgagee, separate assignments confirming the foregoing assignment. Mortgagee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Mortgagor under any Lease or other agreement affecting all or any part of the Property, and Mortgagor hereby agrees to indemnify Mortgagee for and save it harmless from, any and all liability arising from any such Lease or other agreement or any assignments thereof, and no assignment of any such Lease or other agreement shall place the responsibility for the control, care, management or repair of all or any part of the Property upon Mortgagee, nor make Mortgagee liable for any negligence in the management, operation, upkeep, repair or control of all or any part of the Property resulting in injury, death or property damage. Mortgagee or the receiver shall be liable to account only for rents and profits actually received by Mortgagee or the receiver as the case may be.

Section 2.14 No Claims Against Mortgagee.

(a) Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

(b) If Mortgagor shall request Mortgagee’s approval or consent to any matter and Mortgagee shall fail or refuse to give such consent or approval, Mortgagor shall not be entitled to any damages for any withholding or delay of such approval or consent by Mortgagee, it being intended that Mortgagor’s sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Mortgagee shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Mortgagee may not unreasonably withhold its consent or approval.

Section 2.15 Mortgagee’s Right to Perform Mortgagor’s Covenants.

(a) If Mortgagor shall fail to fully and promptly pay, perform or observe any of the Obligations prior to the expiration of any applicable grace period, then, in any such event, Mortgagee may, at its option, but without any obligation to do so, and without waiving or releasing Mortgagor from any of the Obligations, pay any Obligation or cost or perform any Obligation or act or take such action as Mortgagee deems necessary or desirable in order to cause such Obligation to be paid, performed or observed, as the case may be. Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Property or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for such purpose. Mortgagee may pay and expend such sums of money as Mortgagee, in its sole discretion, deems necessary or desirable for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, on demand, all such sums so paid or expended by Mortgagee, together with interest thereon from the date of each such payment or expenditure at the Default Rate established in the Note (hereinafter, the “Default Rate”). Any interest which has been paid by Mortgagor to Mortgagee pursuant to this Section 2.15 in excess of the maximum interest rate permitted by law shall be deemed payment in reduction of the principal amount of the Obligations. All sums paid or expended by Mortgagee pursuant to this Section 2.15, and the interest thereon, shall be added to and included in the Obligations and shall be secured by the lien of this Mortgage.

(b) Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact in its name or otherwise, to do any and all acts and to execute any and all documents which may be reasonably necessary or, in the opinion of Mortgagee, desirable to preserve any rights of Mortgagor in, to or under the Leases or to effectuate any rights of Mortgagee under this Section 2.15 or contained elsewhere in this Mortgage. The foregoing power of attorney is coupled with an interest.

Section 2.16 Certificates of Mortgagor. Mortgagor, upon request of Mortgagee, shall certify to Mortgagee or to any proposed assignee of this Mortgage, by an instrument in form satisfactory to Mortgagee, duly acknowledged, the amount then owing on the obligations, the date to which any interest thereon has been paid, and whether any offsets or defenses exist against payment thereof or performance of any Obligation, within five (5) days if the request is personally delivered, or within seven (7) days if the request is made by mail. Mortgagee and any proposed assignee of this Mortgage shall have the right to rely on such certification.

Section 2.17 Inspection and Financial Reports. Mortgagee and its authorized agents and employees shall have the right, at Mortgagee’s option, to enter into the Property at all reasonable times for the purpose of inspecting the same. Mortgagor will furnish to Mortgagee, within thirty (30) days after a request therefor, a detailed statement in writing, covering the period of time specified in such request, showing all income derived from the operation of the Property, and all disbursements made in connection therewith, and containing a list of the names of all tenants and occupants of the Property, the portion or portions of the Property occupied by each such tenant and occupant, the rent and other charges payable under the terms of their leases or other agreements and the period covered by such leases or other agreements.

Section 2.18 Accounting and Other Information. Mortgagor will keep books and records of account in accordance with generally accepted accounting principles, in which full, true and correct entries shall be made of all dealings and transactions relative to Mortgagor and the Property. Said books and records of account shall be made available to Mortgagee, at an office of Mortgagor and shall be open to the inspection of Mortgagee and its accountants and its other duly authorized representatives at regular business hours. Mortgagor further covenants that it will, within a reasonable time after any request by Mortgagee, furnish or cause to be furnished to Mortgagee such other information with respect to Mortgagor or the Property as Mortgagee may from time to time reasonably request.

Section 2.19 Assignment. This Mortgage is assignable by Mortgagee without notice to Mortgagor, and any assignment of the same by Mortgagee shall operate to vest in such assignee the same right, title and interest as was vested in Mortgagee and all rights and powers herein conferred, and to release mortgagee from any further obligation or liability hereunder.

Section 2.20 Due on Sale.

(a) To the extent permitted by law, the Property shall not be sold, transferred or conveyed, in whole or in part, whether voluntarily or involuntarily, by operation of law or otherwise, nor shall Mortgagor lease the entire premises, without, in each instance, the prior written consent of Mortgagee. No mortgage, deed of trust, lien or other encumbrance shall be made or filed against or with respect to the Property, without the prior written consent of Mortgagee, except for new advances to Mortgagor in connection with a loan in the combined amount of up to Twenty Five Million ($25,000,000) Dollars to Standford International Bank and Resorts Funding Group, LLC both of whom are current stockholders and investors of Mortgagor; provided, however, that any such loan to Standford International Bank and Resorts Funding Group, LLC shall be subordinate to the Loan and Standford International Bank and Resorts Funding Group, LLC shall execute a Subordination Agreement in form and with content satisfactory to Mortgagee, in the form attached hereto as Exhibit D. No conditional bill of sale or chattel mortgage shall be made or filed against any Accessories without the prior written consent of Mortgagee. If any such conditional bill of sale or chattel mortgage is made or filed with or without Mortgagee’s prior written consent, then after the occurrence of a Default all right, title and interest of Mortgagor in and to all deposits and payments made thereon are hereby assigned to Mortgagee.

(b) If Mortgagor enters into an installment sale contract or sells, conveys, alienates, assigns, mortgages or transfers the Property, or any part thereof or interest therein in any manner, except the Permitted Transfer (as defined below), or leases all or substantially all of the Property or the Improvements, whether voluntary or involuntary, or by operation of law or otherwise, then Mortgagee shall have the right, at its option, at any time thereafter to declare the Obligations immediately due and payable. No waiver of this right shall be effective, nor shall any delay in the exercise thereof operate as a waiver thereof, unless Mortgagee shall have executed and delivered to Mortgagor a written waiver of such right.

(c) Any sale, assignment, lease, transfer, pledge, or other disposition, whether voluntary or involuntary, by operation of law or otherwise, of any partnership, membership or other ownership interest or shares of stock in Mortgagor, shall be deemed to be a transfer of the Property for the purposes of this Section; provided, however, that upon reasonable notice to Mortgagee, American Leisure Holdings, Inc. shall be permitted to transfer shares of capital stock to a public company to be listed on the Alternative Investment Market in London, England (“Permitted Transfer”).

(d) On the terms and subject to the conditions set forth in this Subsection, within twenty (20) days after (i) receipt by Mortgagee of Mortgagor’s written request and (ii) Mortgagor’s compliance with the terms and subject to the conditions set forth in this Subsection, portions of the Property (including but not limited to proceeds of any sale permitted under this Subsection and any other Collateral with respect to the Property encumbered by any other Loan Document) shall be released from the lien of this Mortgage (and UCC-3 partial release statements with respect to such released portion shall be delivered and upon the release of the TDS Remainder Parcel a release or termination of any construction easements effecting such parcel):

(i) As of the time of Mortgagor’s request and at the time of such transfer, no Default has occurred hereunder and remains uncured (nothing herein being deemed to extend any cure period established herein), and no event has occurred that would constitute a Default with the giving of notice, the passage of time or both;

(ii) The release is to occur prior to the Maturity Date;

(iii) With respect to each portion of the Property to be released, Mortgagor has obtained all subdivision and other consents, permits and approvals necessary to lawfully release or convey such portion;

(iv) After giving effect to such release and conveyance, the remainder of the Property will continue to have adequate ingress and egress, and adequate capacity for all utilities necessary for development shall be available at the boundary thereof;

(v) The instrument to effect such release and conveyance shall be prepared and recorded at no cost to Mortgagee;

(vi) In Mortgagee’s reasonable discretion, the loan-to-value ratio based on the “as improved” disposition value of the remaining Property as determined pursuant to Section 2(j) of the Loan Agreement shall not be less than sixty percent (60%);

(vii) Simultaneous with the delivery of such release, Mortgagor shall pay to Mortgagee release consideration (“Release Price”) equal to $50,000 for each townhouse and condominium unit to be released from the Mortgaged Property; provided, however, that the Release Price for each townhouse and condominium unit located on the Mortgaged Property after the release of the one hundred and sixtieth (160th) unit (a “Sale Unit”) shall be $50,000 at the time of the release plus an additional $30,000 (for a total payment towards the Loan of $80,000) when such Sale Unit is sold to an affiliate of Borrower (“Affiliate”). The such Release Price shall be applied, upon payment and receipt thereof, in reduction of the outstanding principal amount of the Obligations;

(viii) Simultaneous with delivery of the Release Price, Mortgagor shall deliver an update endorsement to the policy of title insurance delivered at the closing of the Loan, confirming no change to the Property other than the release of the parcel(s);

(ix) With respect to the release of each Sale Unit, (a) evidence that such Sale Unit shall be transferred to an Affiliate, (b) an assignment of the proceeds of the sale of such Sale Unit (not to exceed $30,000) after the payment of the first mortgage on such Sale Unit, and (c) a pledge of the ownership interest in the Affiliate, subject to any assignment to the first mortgagee, each in form and with substance satisfactory to Mortgagee in its reasonable discretion. Notwithstanding the foregoing, nothing contained herein shall be deemed to grant Mortgagee any rights in the real property which has been released hereto; and

(x) Unless the Property is sold in its entirety, simultaneous with delivery of such release, Mortgagor shall deliver an update endorsement to the policies of title insurance delivered at closing of the Loan confirming no change other than the release of such portion of the Property and the release of any other portions previously released pursuant to this Subsection 2.20(d).

(e) Notwithstanding anything contained herein to the contrary, a portion of the Property owned by TDS Amenities, Inc. as described on Exhibit C (the “TDS Property”), as determined by Lender in its reasonable discretion, shall be released from the lien of this Mortgage within twenty (20) days after receipt by Mortgagee of Mortgagor’s written request, provided (i) Mortgagor is not in default hereunder or under any other Loan Document(s), (ii) receipt by Mortgagee of documentation evidencing that the TDS Property has been subdivided in a manner consistent with the documentation that is submitted to and approved by Mortgagee prior to the release of the lien, and (iii) no event has occurred which with the passage of time and/or the giving of notice would constitute a default hereunder or under any other Loan Document(s). Notwithstanding the foregoing, the Release Price shall not apply to the release of the lien on the TDS Property.

(f) Notwithstanding anything contained herein to the contrary, the balance of the Property owned by TDS Amenities, Inc. which is not the TDS Property (the “TDS Remainder Property”) shall be released from the lien of this Mortgage within twenty (20) days after receipt by Mortgagee of Mortgagor’s written request, provided (i) Mortgagor is not in default hereunder or under any other Loan Document(s), (ii) no event has occurred which with the passage of time and/or the giving of notice would constitute a default hereunder or under any other Loan Document(s), (iii) receipt by Mortgagee of documentation evidencing that the swimming pool on the TDS Remainder Property has been constructed, to Mortgagee’s reasonable satisfaction, in accordance with the plans and specifications provided to Mortgagee by Mortgagor and the contract submitted to Mortgagee from Weller Pools, (iv) receipt by Mortgagee of such other documents as may be required by Mortgagee in its sole discretion, (v) receipt by Mortgagee of written evidence that the owners of all or any portion of the remainder of the Property shall have access to, and the ability to use, the swimming pool constructed on the TDS Remainder Property pursuant to easements established by the Mortgagor and reasonably acceptable to Mortgagee, and (vi) receipt by Mortgagee of a Release Price in the amount of Two Million Nine Hundred Thousand ($2,900,000) Dollars.

ARTICLE III.
RESPECTING DEFAULTS AND REMEDIES OF MORTGAGEE

Section 3.1 Default. The term “default,” and the term “Event of Default,” as used herein, shall mean the occurrence of any one or more of the following events, subject to any applicable notice and cure periods:

(a) a default in the payment of any installment of principal or interest under the Note; or

(b) a default in the payment of any other sum under the Note; or

(c) a default in the payment of any other sum when due hereunder or under any other Loan Document; or

(d) default in the payment of any of the Impositions, any Assessment, or

(e) default in keeping in force the insurance which Mortgagor is required to maintain under Section 2.6 hereof or in delivering or assigning the insurance policies or renewals or certificates thereof, or in reimbursing Mortgagee for premiums paid by it on such insurance; or

(f) upon the actual or threatened waste, removal, alteration or demolition of any part of the Property; or

(g) default in complying with Mortgagor’s obligations under Section 2.12 hereof or upon the assignment by Mortgagor of any Lease or of the whole or any part of the rents, income or profits arising from the Property without the prior written consent of Mortgagee, other than as permitted in the Loan Documents; or

(h) if Mortgagor or any guarantor of all or part of the Obligations becomes insolvent; or

(i) if Mortgagor or any guarantor generally does not pay its debts as they become due; or

(j) if Mortgagor or any guarantor makes an assignment for the benefit of creditors; or

(k) if Mortgagor or any guarantor calls or causes to be called a meeting of creditors for the composition of debts; or

(l) if there shall be filed by or with the consent or authorization of Mortgagor a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties, or Mortgagor authorizes any such action; or

(m) if there shall be filed against Mortgagor or any guarantor a petition in bankruptcy, for liquidation, or for reorganization, or a custodian, receiver, or agent is appointed or authorized to take charge of its properties and Mortgagor or such guarantor, as the case may be, has not consented to or authorized such action and such action is not dismissed within sixty (60) days; or

(n) the date of taking of a condemnation if there is an exercise of the right of condemnation or eminent domain in respect of all or a substantial part of the Property; or

(o) upon Mortgagor directly or indirectly creating, suffering or permitting to be created or to stand against the Property or any portion thereof or against the rents, issues and profits therefrom, any other lien, charge, mortgage, deed of trust or other encumbrance, without in each instance obtaining Mortgagee’s prior written consent thereto; or

(p) upon the filing of a lien by the United States so as to affect all or any part of the Property and such lien not being discharged (by bond or otherwise) within thirty (30) days of the filing thereof; or

(q) upon the merger, consolidation, liquidation or dissolution or sale or lease or transfer of all or substantially all of the assets of Mortgagor or the filing of any notice of intention to do so; or

(r) upon Mortgagor entering into an installment sales contract or selling, conveying, transferring, mortgaging, leasing or otherwise alienating or encumbering the Property or any portion thereof or any interest therein in any manner, other than as permitted in the Loan Documents, whether voluntary or involuntary or by operation of law or otherwise, without the prior written consent of Mortgagee, or upon the title or equity of redemption in the Property being acquired, in whole or in part, by voluntary or involuntary transfer, grant or assignment by any person, firm, corporation or entity other than Mortgagor or Mortgagee; or

(s) if any representation or warranty of the Mortgager set forth in this Mortgage or in any other Loan Document or in any other writing given to Mortgagee in connection with the Obligations shall have been incorrect in any material respect as of the time when the same shall have been made; or

(t) default in the performance of Mortgagor’s obligations under Section 2.16 hereof; or

(u) upon the closing of, or the altering of the grade of, any street on or adjoining the Land if such closing or alteration materially affects access to the Property or any part thereof; or

(v) upon the occurrence of a breach, default or an Event of Default under the Loan Documents, subject to applicable notice and cure periods; or

(w) upon the failure of Mortgagor to comply with, satisfy or perform or observe any other term, covenant, condition or agreement of such party contained in the Note or any other Loan Document provided therefor in such document; or

(x) upon the failure of Mortgagor to comply with, satisfy, perform or observe any other term, covenant, condition or agreement of Mortgagor herein; or

(y) Except as otherwise expressly permitted herein or under the Loan and Security Agreement, any transfer of any ownership interest in Mortgagor occurs in violation of Subsection 2.20(c) hereof; or

(z) any material breach or acceleration or commencement of proceedings (whether non-judicial, judicial, public or private) to foreclose any lien upon the Collateral or any other collateral pledged by Mortgagor, whether or not such liens are permitted hereunder or prior or subordinate to the lien of this Mortgage; or

(aa) Mortgagor shall at any time deliver or cause to be delivered to Mortgagee a notice electing to limit the indebtedness secured by this Mortgage.

Notwithstanding anything contained herein to the contrary, (i) Mortgagor shall have a ten (10) calendar day grace period with respect to any payments referenced in subsections (b) and (c) of Section 3.1 above, and (ii) Mortgagor shall be provided with written notice from Mortgagee and a thirty (30) calendar day grace period to diligently cure same with respect to the occurrence of any event described in subsections (h), (i), (k), (s), (t), (w) and (x) of Section 3.1 above; provided, however, that the giving of such notice and/or grace period shall not have a material adverse effect on the Mortgagee, the Collateral, the Property and/or Mortgagee’s lien on the Property, as determined by Mortgagee in its reasonable discretion.

All notices and cure periods described herein shall not be applicable to any event which with the giving of notice, the passage of time or both would constitute an Event of Default, if such event has occurred as of the date on which Mortgagee commences a nonjudicial foreclosure proceeding with respect to another Event or Events of Default. Such event shall constitute an independent Event of Default hereunder.

Upon the occurrence of an Event of Default, at the option of Mortgagee, the Indebtedness shall become immediately due and payable without notice to Mortgagor and Mortgagee shall be entitled to all of the rights and remedies provided herein, in the Loan Documents or at law or in equity. Each and every remedy of Mortgagee whatsoever is distinct and cumulative to all other rights or remedies hereunder, under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

Section 3.2 Remedies Upon Default.

(a) Surrender Possession. Upon the occurrence of an Event of Default, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of the Property, or to the extent permitted by law, Mortgagee or a receiver appointed by a court of competent jurisdiction, may enter and take possession of all or any part of the Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor. If Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Mortgagee, Mortgagee or such receiver may obtain a judgment or decree conferring on Mortgagee or such receiver, the right to immediate possession of the Property or requiring the delivery of the Property to Mortgagee or such receiver, and Mortgagor specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Mortgagee or such receiver may hold, store, use, operate, manage and control the Property and conduct the business thereof, and Mortgagee or such receiver may take any action required by applicable law or which Mortgagee or such receiver believes necessary to enforce compliance with the environmental provisions contained herein or in the other Loan Documents, and negotiate with governmental authorities with respect to the Property’s environmental compliance and remedial measures in connection therewith. Mortgagee and such receiver and their representatives shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission which was taken or omitted in good faith.

(b) Pursue Remedies. When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, Mortgagee may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (i) enforce payment of the Note or the performance of any term, covenant, condition or agreement of Mortgagor under any of the Loan Documents; (ii) foreclose the lien hereof for the Indebtedness or part thereof by power of sale, commencement of action or otherwise, as more particularly described below or otherwise and sell the Property as an entirety or otherwise, as Mortgagee may determine; (iii) exercise its rights under Subsection (o) of this Section with respect to all or any portion of the Accessories in accordance with the provisions of the UCC; and/or (iv) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Land is located. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect (v) the Indebtedness, or any part thereof, or (vi) any deficiency remaining unpaid after foreclosure and sale of the Property.

(c) Mortgagee’s Sale. Should Mortgagee elect to foreclose by exercise of the power of sale contained herein, Mortgagee shall cause to be recorded and delivered to Mortgagor such notice of default as may then be required by law and by this Mortgage. Mortgagee shall, without demand on Mortgagor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Mortgagee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Mortgagor or Mortgagee, may purchase at such sale, and Mortgagor hereby covenants to warrant and defend the title of such purchaser or purchasers.

Mortgagee may postpone the sale of all or any portion of the Property from time to time in accordance with the laws of the State in which the Land is located.

To the fullest extent allowed by law, Mortgagor hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant to this Mortgage.

Upon any foreclosure sale, Mortgagee may bid for and purchase the Property and shall be entitled to apply all or any part to the Indebtedness as a credit to the purchase price.

Mortgagee may from time to time rescind any notice of default or notice of sale before any Mortgagee’s sale as provided above in accordance with the laws of the State in which the Land is located. The exercise by Mortgagee of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Mortgagee to execute and deliver to Mortgagee, as above provided, other declarations or notices of default to satisfy the obligations of this Mortgage, or otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Mortgagee hereunder or thereunder.

(d) Rights and Remedies Cumulative. Mortgagee shall have all powers, rights and remedies under applicable law whether or not specifically or generally granted or described in this Mortgage. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to mortgagees under mortgages in the State in which the Land is located. Mortgagee shall be entitled to enforce the payment and performance of the Indebtedness or the Obligations and to exercise all rights and powers under this Mortgage or under any other Loan Document or other agreement of any laws now or hereafter in force, notwithstanding the fact that some or all of the Indebtedness and the Obligations may now or hereafter be otherwise secured, whether by Mortgage, mortgage, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other rights or security now or hereafter held by Mortgagee. Mortgagee shall be entitled to enforce this Mortgage and any other rights or security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy contained herein or by law provided or permitted, but each shall to the extent permitted by law be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of the Loan Documents to Mortgagee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and Mortgagee may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Mortgagee shall not be deemed to have waived any provision hereof or to have released Mortgagor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Mortgagee.

(e) If an Event of Default is continuing or if Mortgagee shall have accelerated the Indebtedness, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness or the insolvency of any party bound for its payment, to the appointment, at its option, of itself as mortgagee in possession, or of a receiver to take possession of and to operate the Property, and to collect and apply the Rents.

(f) Expenditures and Expenses. In any action to foreclose the lien hereof or otherwise enforce Mortgagee’s rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs (as defined in the Loan Agreement) which may be paid or incurred by or on behalf of Mortgagee. All Costs and such other costs, expenses and fees as may be incurred by Mortgagee in the protection of the Property and the maintenance of the lien of this Mortgage, including, attorneys’ fees, expenses and costs in any litigation or proceeding affecting this Mortgage, the Note, the other Loan Documents, the Property or the Accessories, including probate, appellate, and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any judgment or order relating to this Mortgage or the other Loan Documents, to obtain any court order or the appointment of a receiver to enforce Mortgagee’s rights or in preparation for the commencement or defense of any action or proceeding, shall be immediately due and payable to Mortgagee, with interest thereon at the Default Rate, and shall be secured by this Mortgage. This provision is separate and several and shall survive the merger of this provision into any judgment.

(g) From time to time upon written request of Mortgagee and presentation of this Mortgage for endorsement and without affecting the personal liability of any person for payment of the Indebtedness or performance of the Obligations, Mortgagee may, without liability therefor and without notice: reconvey all or any part of the Property; consent to the making of any map or plat thereof; join in granting any easement thereon; join in any declaration of covenants and restrictions; or join in any extension agreement or any agreement subordinating the lien or charge hereof. Mortgagee may from time to time apply in any court of competent jurisdiction for aid and direction in the enforcement of the rights and remedies available hereunder, and Mortgagee or Mortgagee may obtain orders or decrees directing or confirming or approving acts in the enforcement of such remedies. Mortgagee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Mortgagee under this Mortgage. Mortgagor shall pay to Mortgagee reasonable compensation and reimbursement for services and expenses in the enforcement of the security created hereunder, including reasonable attorneys’ fees. Mortgagor shall indemnify Mortgagee against all losses, claims, demands and liabilities which Mortgagee may incur, suffer or sustain in the execution of the security created hereunder or in the performance of any act required or permitted hereunder or by law.

(h) In addition to the rights and powers of sale granted under the preceding provisions of this Subsection, if default is made in the payment of any installment of the Obligation, Mortgagee may at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligation to be due and payable, orally or in writing enforce this Mortgage and sell the Property subject to such unmatured indebtedness and to the rights, powers, liens, security interests and assignments securing or providing recourse for payment of such unmatured indebtedness, in the same manner, all as provided in the preceding provisions of this Subsection. Sales made without maturing the Obligation may be made hereunder whenever there is a default in the payment of any installment of the Obligation, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection, the unmatured balance of the Obligation or the rights, powers, liens, security interests and assignments securing or providing recourse for payment of the Obligation.

(i) Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. It is intended by each of the foregoing provisions of this Subsection that Mortgagee may sell not only the Land and the Improvements, but also the Accessories and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

(j) It is agreed that, in any deeds, assignments or other conveyances given by Mortgagee, any and all statements of fact or other recitals therein made as to the occurrence or existence of any default, or as to the acceleration of the maturity of the Obligation, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution and application of the money realized therefrom, and, without being limited by the foregoing, as to any other act or thing having been duly done by or on behalf of Mortgagee shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Mortgagee may lawfully do in the premises by virtue hereof.

(k) Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof and of the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

(l) Mortgagee may require Mortgagor to assemble the Accessories or any part thereof, and make them available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to Mortgagor and Mortgagee.

(m) After notification, if any, hereafter provided in this Subsection, Mortgagee may sell, lease or otherwise dispose of, at the office of Mortgagee or on the Land or elsewhere, as chosen by Mortgagee, all or any part of the Accessories, in their then condition, or following any commercially reasonable preparation or processing, and each Sale (as used in this Subsection, the term “Sale” means any sale, lease, or other disposition made pursuant to this Subsection) may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and, at any Sale it shall not be necessary to exhibit the Accessories or part thereof being sold. The Sale of any part of the Accessories shall not exhaust Mortgagee’s power of sale, but Sales may be made from time to time until the Obligation is paid and performed in full. Reasonable notification of the time and place of any public Sale pursuant to this Subsection, or reasonable notification of the time after which any private Sale is to be made pursuant to this Subsection, shall be sent to Mortgagor and to any other person entitled under the Uniform Commercial Code in the jurisdiction in which the Property is located (the “Code”) to notice; provided that if the Accessories or part thereof being sold are perishable, or threaten to decline rapidly in value, or are of a type customarily sold on a recognized market, Mortgagee may sell, lease or otherwise dispose of the Accessories, or part thereof, without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than five (5) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Subsection.

(n) Mortgagee may retain the Accessories in satisfaction of the Obligation whenever the circumstances are such that Mortgagee is entitled to do so under the Code.

(o) Mortgagee may buy the Accessories or any part thereof at any private sale, if the Accessories or part thereof being sold are a type customarily sold in a recognized market or a type subject to widely distributed standard price quotations.

(p) If any payment under this Mortgage shall not be received by Mortgagee when due, a late charge of ten cents for each dollar of such payment shall become due to Mortgagee. Such charge shall be payable with the payment next due and shall be added to the Obligations and be secured by this Mortgage.

(q) Mortgagee shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any Loan Document, or under the Code, or otherwise.

(r) Confession of Judgment in Ejectment. To the extent permissible under Florida law, at any time after an Event of Default, regardless of whether Mortgagee has asserted any other right or exercised any other remedy under this Mortgage or any of the other Loan Documents, it shall be lawful for any attorney of any court to confess judgment in ejectment against Mortgagor and all persons claiming under Mortgagor for the recovery by Mortgagee of possession of all or any part of the Property, for which this Mortgage shall be sufficient warrant. If for any reason after such action shall have commenced the same shall be discontinued and the possession of the Property shall remain in or be restored to Mortgagor, Mortgagee shall have the right upon subsequent default or defaults to bring one or more action or actions as hereinabove set forth to recover possession of all or any part of the Property.

Section 3.3 Mortgagee as Purchaser. If Mortgagee is the purchaser of the Property or any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in Mortgagee or upon any other foreclosure of the liens and security interests hereof, or otherwise, Mortgagee shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Obligation and Mortgagee elects that no merger occur.

Section 3.4 Other Rights of Mortgagee. Should any part of the Property come into the possession of Mortgagee, whether before or after default, Mortgagee may use or operate the Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Mortgagee in respect of the Property. Mortgagor covenants promptly to reimburse and pay to Mortgagee on demand, at the place where the Obligation is payable, the amount of all reasonable expenses (including the cost of any insurance, taxes or other charges) incurred by Mortgagee in connection with Mortgagee’s custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Mortgagee at the rate provided in the Note for past-due principal, and all such expenses, costs, taxes, interest and other charges shall be and become a part of the Obligation. It is agreed, however, that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured.

Section 3.5 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of Mortgagee’s sale, by judicial action or otherwise, the purchaser at any such sale shall receive, as an incident to Mortgagee’s ownership, immediate possession of the property purchased, and if Mortgagor or Mortgagor’s successors shall hold possession of said property or any part thereof, subsequent to foreclosure, Mortgagor and Mortgagor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Property so occupied), and anyone occupying such portion of the Property after demand is made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 3.6 Application of Proceeds. The proceeds from any sale, lease or other disposition made pursuant to this Article, or the proceeds from the surrender of any insurance policies required to be maintained hereunder, or any rental collected by Mortgagee from the Property, or sums received pursuant to Section 5.1 hereof, or proceeds from insurance which Mortgagee elects to apply to the Obligation pursuant to Section 5.2 hereof, shall be applied by Mortgagee as follows: first, to the payment of all expenses of advertising, selling and conveying the Property or part thereof, including reasonable attorneys’ fees and a reasonable commission to Mortgagee not to exceed Five (5%) percent of the proceeds of the sale; second, to accrued interest on the Obligation; third, to principal on the matured portion of the Obligation; fourth, to prepayment of the unmatured portion, if any, of the Obligation applied to installments of principal in inverse order of maturity; and fifth, the balance, if any, remaining after the full and final payment and performance of the Obligation to the person or persons legally entitled thereto.

Section 3.7 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Mortgagee in accordance with Subsection 3.2(c) hereof, Mortgagee may, at any time before the sale, abandon the sale, and may then institute suit for the collection of the Obligation and for the foreclosure of the liens and security interests hereof. If Mortgagee should institute a suit for the collection of the Obligation and for a foreclosure of the liens and security interests hereof, Mortgagee may, at any time before the entry of a final judgment in said suit, dismiss the same and sell the Property or any part thereof in accordance with the provisions of this Mortgage.

Section 3.8 Payment of Fees. If any part of the Obligation shall be collected or enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to the beneficiary to mature same, or if Mortgagee becomes a party to any suit where this Mortgage or the Property or any part thereof is involved, Mortgagor agrees to pay Mortgagee’s reasonable attorneys’ and collection fees, and such fees shall be and become a part of the Obligation.

Section 3.9 Indemnification of Mortgagee. Except for gross negligence or willful misconduct, Mortgagee shall not be liable for any act or omission or error of judgment. Mortgagee may rely on any document believed by Mortgagee in good faith to be genuine. All money received by Mortgagee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Mortgagee shall not be liable for interest thereon. Mortgagor shall indemnify Mortgagee against all liability and expenses which Mortgagee may incur in the performance of Mortgagee’s duties hereunder.

Section 3.10 Release of Collateral. Mortgagee may release, regardless of consideration, the obligation of any Person or Persons liable for payment of any of the Obligations secured hereby, or may release any part of the Property or any other collateral now or hereafter given to secure the payment of the Obligations or any part thereof, without impairing, reducing or affecting the obligations of Mortgagor under the Loan Documents, the remainder of the security of this Mortgage or the priority of the rights created by this Mortgage.

Section 3.11 Partial Foreclosure. Mortgagee may from time to time, to the extent permitted by law, take action to recover any sums, whether interest, principal or any other sums required to be paid under the Loan Documents, as the same become due, without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing when such earlier action was commenced. Mortgagee may, to the extent permitted by law, at the Mortgage’s option, cause this Mortgage to be foreclosed for any portion of the Obligations or any other sums secured hereby which are then due and payable subject to the continuing lien of this Mortgage for the balance of the secured Obligations not then due.

ARTICLE IV.
SECURITY AGREEMENT

Section 4.1 Security Agreement. This Mortgage is also a security agreement between Mortgagor, as debtor, and Mortgagee, as secured party. The security interest created hereby is specifically intended to cover and include all leases of the Property, if any, presently existing or hereafter entered into (herein, together with all amendments and supplements thereto made as provided therein, called the “Leases”), between Mortgagor (or parties acting on behalf of Mortgagor), as lessor or as successor to or assignee from the lessor, and tenants which occupy the Property under the Leases, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacements of said Leases, together with all the right, title and interest of Mortgagor, as lessor thereunder, including, without limiting the generality of the foregoing, the present and continuing right to make claim for, collect, receive and receipt for any and all of the rents, charges and other revenues, rents, income, revenues, issues and profits and moneys payable as damages or in lieu of rent and moneys payable as the purchase price of the Property or any part thereof or of awards or claims for money and other sums of money payable or receivable thereunder howsoever payable, and to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which Mortgagor or any lessor is or may become entitled to do under the Leases, provided, that this provision shall not impair or diminish any obligation of Mortgagor under the Leases, nor shall any obligation be imposed upon Mortgagee. Mortgagor, from time to time, upon each request of Mortgagee, promptly shall (a) execute and deliver to Mortgagee all financing statements as required by Mortgagee in order to establish or maintain the validity, perfection or priority of the security interest with respect to the Accessories or fixtures; (b) pay to Mortgagee on demand all costs of preparation and filing of financing statements pursuant hereto and all costs of Code searches reasonably required by Mortgagee; and (c) give to Mortgagee a certificate in form satisfactory to Mortgagee listing all trade names of Mortgagor and under which Mortgagor operates or intends to operate the Property or any part thereof, and give to Mortgagee advance written notice of any proposed change of any such trade name and of any change of name (or trade name or assumed name), identity or structure of Mortgagor.

ARTICLE V.
SPECIAL PROVISIONS

Section 5.1 Condemnation Proceeds. Mortgagee shall be entitled to receive any and all sums which may be awarded or become payable to Mortgagor for the condemnation of the Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for damages caused by public works or construction on or near the Property. All such sums are hereby assigned to Mortgagee and Mortgagor shall, upon request of Mortgagee, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Mortgagee to collect and receipt for any such sums. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums received by Mortgagee as a result of condemnation shall be applied to installments on the Obligation in inverse order of maturity.

Section 5.2 Insurance Proceeds. The proceeds of any and all insurance upon the Property shall be collected by Mortgagee and Mortgagee shall have the option, in Mortgagee’s sole discretion, to apply any proceeds so collected either to the restoration of the Property or to the liquidation of the Obligation.

Section 5.3 Right to Accelerate Upon Transfer. If Mortgagor shall sell, convey, assign or transfer all or any part of the Property or any interest therein or (except as expressly otherwise provided in Section 2.20) any beneficial interest in Mortgagor, Mortgagee may, at Mortgagee’s option, without demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration or other notice, or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner on the Obligation, declare the Obligation to be immediately due and payable, which option may be exercised at any time following such sale, conveyance, assignment, lease or transfer, and upon such declaration the entire unpaid balance of the Obligation shall be immediately due and payable. Mortgagee may, in Mortgagee’s sole discretion and at Mortgagor’s request, decide not to exercise said option, in which event Mortgagee’s forbearance may be predicated on such terms and conditions as Mortgagee may, in Mortgagee’s sole discretion, require, including, but not limited to, Mortgagee’s approval of the transferee’s credit worthiness and management ability, the execution and delivery to Mortgagee by transferee prior to the sale, transfer, assignment, lease or conveyance of an assumption agreement containing such terms as Mortgagee may require, including, but not limited to, a payment of a part of the principal amount of the Obligation, an increase in the rate of interest payable on the Obligation, the payment of an assumption fee, a modification of the terms of the Obligation and such other terms as Mortgagee may require, or Mortgagee may require any of such modifications of the terms of the Obligation without requiring an assumption thereof by the transferee. Should the Property be sold, traded, transferred, assigned, exchanged, leased or otherwise disposed of without the prior consent of Mortgagee and should payment of any portion of the Obligation thereafter be accepted by Mortgagee, such acceptance shall not be deemed a waiver of the requirement of Mortgagee’s consent in writing thereto or with respect to any other sale, trade, transfer, assignment, exchange, lease or other disposition.

Section 5.4 Subordinate Financing. If Mortgagor, without the prior written consent of Mortgagee, executes or delivers any pledge, security agreement, mortgage or deed of trust covering all or any portion of the Property (hereinafter called “Unauthorized Subordinate Mortgage”), Mortgagee may, at Mortgagee’s option, which option may be exercised at any time following such pledge, security agreement, mortgage or deed of trust, without demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration or other notice, or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner on the Obligation, declare the Obligation to be immediately due and payable. In the event of consent by Mortgagee to the granting of a subordinate mortgage, or in the event the above-described right of Mortgagee to declare the Obligation to be immediately due and payable upon the granting of a Unauthorized Subordinate Mortgage without the prior written consent of Mortgagee is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Mortgagor will not execute or deliver any subordinate mortgage unless (i) it shall contain express covenants to the effect: (a) that the subordinate mortgage is in all respects unconditionally subject and subordinate to the lien and security interest evidenced by this Mortgage and each term and provision hereof; (b) that if any action or proceeding shall be instituted to foreclose the subordinate mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Property will be named as a party defendant, nor will any action be taken with respect to the Property which would terminate any occupancy or tenancy of the Property without the prior consent of Mortgagee; (c) that the rents and profits, if collected through a receiver or by the holder of the subordinate mortgage, shall be applied first to the obligations secured by this Mortgage, including principal and interest due and owing on or to become due and owing under the Loan Agreement and the other indebtedness secured hereby, and then to the payment of maintenance, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation and maintenance of the Property; and (d) that if any action or proceeding shall be brought to foreclose the subordinate mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), notice of the commencement thereof will be given to Mortgagee contemporaneously with the commencement of such action or proceeding; and (ii) a copy thereof shall have been delivered to Mortgagee not less than ten (10) days prior to the date of the execution of such subordinate mortgage. Notwithstanding anything contained herein to the contrary, this provisions shall only be enforceable to the extent permitted under the laws of the State. For purposes of this Section, “Unauthorized Subordinate Mortgage shall not mean any mortgage covering all or any portion of the Property given by Mortgagee in connection with that certain loan in the combined amount of up to Twenty Five Million ($25,000,000) Dollars to Standford International Bank and Resorts Funding Group, LLC both of whom are current stockholders and investors of the Mortgagor; provided, however, that any such loan to Standford International Bank and Resorts Funding Group, LLC and the mortgage given in connection therewith shall be subordinate to the Loan.

Section 5.5 Intentionally Deleted.

Section 5.6 Taxes Imposed on Mortgagee. Mortgagor shall pay any taxes (except any federal, state, or local income taxes measured by the income of Mortgagee from all sources) imposed on Mortgagee by reason of its ownership of this Mortgage and the Note.

Section 5.7 Recording, Filing and Other Fees. Mortgagor shall pay all recording and filing fees, all recording taxes and all other costs and expenses in connection with the preparation, execution and recordation and other manner of perfection of the Loan Documents, and shall reimburse Mortgagee on demand for all costs and expenses of any kind incurred by Mortgagee in connection therewith (including, without limitation, attorneys’ fees). Mortgagor will, at any time on request of Mortgagee, execute or cause to be executed financing statements, continuation statements, security agreements, or the like, in respect of any Accessories. Mortgagor shall pay all filing fees, including fees for filing continuation statements, in connection with such financing statements.

Section 5.8 No Release. Mortgagor and any other Person now or hereafter obligated for the payment or performance of all or any part of the Obligations shall not be released from paying and performing such Obligations and the lien of this Mortgage shall not be affected by reason of: (a) the failure of Mortgagee to comply with any request of Mortgagor, or of any other Person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any of the Obligations secured by this Mortgage; (b) the release, regardless of consideration, of the obligations of any Person or Persons liable for payment or performance of the Obligations or any part thereof; or (c) any agreement or stipulation extending the time of payment or modifying the terms of the Note, and in the event of such agreement or stipulation, Mortgagor and all such other Persons shall remain liable under the Loan Documents, as amended by such agreement or stipulation unless expressly released and discharged in writing by Mortgagee.

Section 5.9 Interest After Maturity. The principal amount of the Obligations and any other amounts secured by this Mortgage and, to the extent permitted by law, any accrued interest thereon, shall bear interest from and after maturity, whether or not resulting from acceleration, at the Default Rate, but this shall not constitute an extension of time for payment of the Obligations or such other amounts or accrued interest.

Section 5.10 Indemnification Against Liabilities. To the extent not caused by the gross negligence or willful misconduct of Mortgagee, Mortgagor will protect, indemnify, save harmless and defend Mortgagee from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Mortgagee by reason of: (a) any accident or injury to or death of Persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks or curbs, if any, streets, alleys or ways; (b) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks or curbs, if any, streets, alleys or ways; (c) any failure on the part of Mortgagor to perform or comply with any of the terms of the Mortgage; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof made or suffered to be made by or on behalf of Mortgagor; (e) any negligence or tortious act on the part of Mortgagor or any of its agents, contractors, lessees, licensees or invitees; or (f) any work in connection with any alterations, changes, new construction or demolition of the Property. Mortgagor will pay and save Mortgagee harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the Governing Jurisdiction or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by Mortgagee in respect of this Mortgage, the Note or the indebtedness secured thereby. All amounts payable to Mortgagee under this Section 5.10 shall be payable on demand and shall be deemed indebtedness secured by this Mortgage and any such amounts which are not paid within ten (10) days after demand therefor by Mortgagee shall bear interest at the Default Rate from the date of such demand. If any action, suit or proceeding is brought against Mortgagee by reason of any such occurrences, Mortgagor, upon request of Mortgagee, will, at Mortgagor’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Mortgagor and approved by Mortgagee, as the case may be.

Section 5.11 Notice of Acceleration. Whenever Mortgagee in this Mortgage is given the option to accelerate the maturity of all or part of the Obligation upon a Default, Mortgagee may, to the extent permitted by law, do so without prior notice or demand to or upon Mortgagor except as otherwise specifically provided herein.

Section 5.12 Mortgagor’s Representations. Mortgagor represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the State of Florida, and has the right and power and has obtained all necessary authorization to execute and deliver this Mortgage and the other Loan Documents to which it is a party and to perform its obligations thereunder in accordance with the terms thereof; (b) the consent of any governmental body, agency or entity is not required (or if required has been obtained) in connection with the execution and delivery of this Mortgage; (c) the execution, delivery, and performance by Mortgagor of the Loan Documents does not: (i) violate: (A) any existing provision of law, rule, or regulation; (B) Mortgagor’s articles of organization and regulations; (C) any provision of any indenture, agreement or other instrument of which Mortgagor is a party or by which it is bound; or (D) any order of any court or other agency of government binding upon Mortgagor; or (ii) result in the creation of any lien, charge, or encumbrance other than the lien created by this Mortgage; and (d) the Obligations are not also secured, directly or indirectly, by “margin securities” or “stock” as defined, respectively, in Regulation G and Regulation U issued by the Board of Governors of the Federal Reserve System.

Section 5.13 After Acquired Property. To the extent permitted by law, all real or personal property now or hereafter attached to, adjoining or used for or in connection with the Property or any part thereof which is acquired by Mortgagor on or after the date hereof shall, immediately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance, assignment, security agreement or transfer, become subject to the lien of this Mortgage. Mortgagor shall execute, acknowledge and deliver to Mortgagee any documents and instruments which Mortgagee may reasonably request from time to time for better assuring, conveying, assigning, transferring, confirming or perfecting Mortgagee’s security and rights under this Mortgage.

Section 5.14 Further Assurances. Mortgagor will, at its sole cost and expense, within ten (10) days of a request by Mortgagee for the same, do, execute, acknowledge and deliver and appropriately file and record, all and every such further acts, conveyances, mortgages, assignments, financing statements, supplemental mortgages, notices, estoppel certificates and assurances as Mortgagee shall, from time to time, require for accomplishing the purposes of this Mortgage and shall pay the expenses of the filing or recording of the same and reimburse Mortgagee for its reasonable legal expenses incurred in connection with the preparation or review thereof. In default of any such execution, acknowledgement, delivery, filing or recording, Mortgagee may, without limitation, exercise the rights conferred upon it in Section 2.15 hereof to execute, acknowledge and file or record any such instrument for and on behalf of Mortgagor, as attorney-in-fact of Mortgagor (which appointment is coupled with an interest and irrevocable), and shall be entitled to reimbursement for its reasonable expenses in connection therewith.

Section 5.15 Compliance with International Trade Control Laws and OFAC Regulations. Mortgagor is not now nor shall it be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”)) or otherwise. Neither Mortgagor nor any Person who owns an interest in Mortgagor (collectively, a “Mortgagor Party”) is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a “financial institution” as defined in 31 U.S.C. 5312 (a)(z), as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

Section 5.16 Mortgagor’s Funds. Mortgagor has taken, and shall continue to take until the Maturity Date on the Note, such measures as are required by applicable law to assure that the funds used to pay to Mortgagee are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

Section 5.17 Anti-Money Laundering Laws. To the best of Mortgagor’s knowledge after making due inquiry, neither Mortgagor nor any Mortgagor Party, nor any Person providing funds to Mortgagor: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws (as hereinafter defined in this Section); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of this Subsection (i), the term “Anti-Money Laundering Laws” shall mean all applicable laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act of 1970, as amended, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

Section 5.18 Mortgagor Compliance with Patriot Act. Mortgagor is in compliance with any and all applicable provisions of the Patriot Act.

Section 5.19 Cooperation with Mortgagee. For a period of two (2) years after the Maturity Date on the Note, Mortgagor agrees to cooperate with Mortgagee, and to cause each Mortgagor Party to cooperate with Mortgagee, in providing such additional information and documentation on Mortgagor’s and each Mortgagor Party’s legal or beneficial ownership, policies, procedures (to the extent required by applicable laws) and sources of funds as Mortgagee deems reasonably necessary or prudent to enable Mortgagee to comply with Anti-Money Laundering Laws now in existence or hereafter enacted or amended.

Section 5.20 Mortgagor’s representations, warranties and agreements set forth in this Agreement shall survive the Closing or termination of this Agreement. Mortgagor hereby acknowledges and agrees that it is a requirement of this Agreement and of Mortgagor’s obligations hereunder that all of Mortgagor’s representations and warranties contained herein shall be true and correct on the date hereof and remain true and correct through and including the Maturity Date of the Note, and that any inaccuracy in Mortgagor’s representations and warranties and/or Mortgagor’s failure to notify Mortgagee prior to the Maturity Date of the Note of any inaccuracies therein shall be defaults by Mortgagor under this Agreement.

ARTICLE VI.
MISCELLANEOUS

Section 6.1 Release. If all of Mortgagor’s obligations under the Loan Documents are paid in full in accordance with the terms of the Loan Documents, no event of default then exists under the Loan Documents, and if Mortgagor shall well and truly perform all of Mortgagor’s covenants contained herein, then this conveyance shall become null and void and be released at Mortgagor’s request and expense.

Section 6.2 Rights Cumulative. Mortgagee shall have all rights, remedies and recourse granted herein, in the Loan Documents and available at law or in equity (including, without limitation, those granted by the Code and applicable to the Property or any portion thereof), and the same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the Obligation or any part thereof, or against any one or more of them, or against the Property, at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive. All rights and remedies of Mortgagee hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Property.

Section 6.3 Waiver. Any and all covenants in this Mortgage may, from time to time, by instrument in writing signed by Mortgagee and delivered to Mortgagor, be waived to such extent and in such manner as Mortgagee may desire, but no such waiver shall ever affect or impair Mortgagee’s rights, remedies, powers, privileges, liens, titles and security interests hereunder except to the extent so specifically stated in such written instrument. No waiver of any default on the part of Mortgagor or a breach of any of the provisions of this Mortgage or of any Loan Document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. No notice to or demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. The granting of any consent or approval by Mortgagee shall be limited to the specific instance and shall not waive or exhaust the requirement of consent or approval in any other instance. Except as otherwise specified herein, in any instance hereunder where Mortgagee’s approval or consent is required or the exercise of Mortgagee’s judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of the request or of Mortgagee’s judgment.

Section 6.4 Payments. Acceptance by Mortgagee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a default.

Section 6.5 Intentionally Deleted.

Section 6.6 Change of Security. Any part of the Property may be released, regardless of consideration, by Mortgagee from time to time without impairing, subordinating or affecting in any way the lien, security interest and other rights hereof against the remainder. The lien, security interest and other rights granted hereby shall not be affected by any other security taken for the Obligation or any part thereof. The taking of additional security, or the extension, renewal or rearrangement of the Obligation or any part thereof, shall not release or impair the lien, security interest and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Mortgage, as well as any instrument given to secure any renewal, extension or rearrangement of the Obligation or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Property not expressly released until the Obligation is fully paid and performed.

Section 6.7 Controlling Agreement. The parties hereto intend to conform strictly to the applicable usury laws. All agreements between Mortgagor (and any other party liable for any part of the Obligation) and Mortgagee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Obligation or otherwise, shall the interest contracted for, charged or received by Mortgagee hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever interest would otherwise be payable to Mortgagee in excess of the maximum lawful amount, the interest payable to Mortgagee shall be reduced automatically to the maximum amount permitted under applicable law. If Mortgagee shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the Obligation in inverse order of maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of the Obligation, such excess shall be refunded to Mortgagor, or to the maker of the Note or other evidence of indebtedness if other than Mortgagor. All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term, including any renewal or extension, of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The terms and provisions of this Section shall control and supersede every other provision of all existing and future agreements between Mortgagor, the maker of the Note or other evidence of indebtedness if other than Mortgagor, and Mortgagee.

Section 6.8 Effect of Transfer on Mortgagor’s Liability. If the ownership (legal or beneficial) of the Property or any part thereof becomes vested in a person other than Mortgagor, or in the event of a change in ownership (legal or beneficial) of any Mortgagor other than an individual, Mortgagee may, without notice to or consent of Mortgagor or Mortgagor’s successors, deal with such successor or successors in interest with reference to this Mortgage and the Obligation either by way of forbearance on the part of Mortgagee, or extension of time of payment of the Obligation, or release of all or any part of the Property or any other property securing payment of the Obligation, or otherwise, without in any way modifying or affecting Mortgagee’s rights and liens hereunder or the liability of Mortgagor or any other party liable for payment of the Obligation, in whole or in part.

Section 6.9 Waiver of Right to Marshal. Mortgagor hereby waives all rights of marshaling in event of any foreclosure of the liens and security interests hereby created.

Section 6.10 Subrogation. To the extent that proceeds of the Obligation are used to renew, extend or pay any outstanding debt or to perform any obligation, such proceeds have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to all liens, security interests, rights, priorities, powers, titles, equities and interests owned or held by any owner or holder of such outstanding debt or obligation, however remote, irrespective of whether the same are released of record, and all of the same are recognized as valid and subsisting and are renewed, continued and preserved in force to secure the Obligation; provided, however, that if and to the extent Mortgagee desires in each case, the terms and provisions hereof and of the other Loan Documents shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under any lien, security interest, charge or other encumbrance to which Mortgagee is subrogated hereunder.

Section 6.11 Covenant to Perform. Mortgagor and each subsequent owner of the Property, or any part thereof, covenants and agrees that Mortgagor and any subsequent owner will perform or cause to be performed, each and every condition, term, provision and covenant of this Mortgage.

Section 6.12 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and a person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Mortgagee:	Kennedy Funding, Inc.
Two University Plaza, Suite 402
Hackensack, New Jersey 07601
Attention: Jeffrey Wolfer
Facsimile No. (201) 342-8373

With a copy to:	Cole, Schotz, Meisel, Forman & Leonard P.A.
25 Main Street
Hackensack, New Jersey 07602-0800
Attention: Michael R. Leighton, Esq.
Facsimile No.: (201) 489-1536

If to Mortgagor:	Costa Blanca II Real Estate, LLC
With a copy to:	Jason G. Williams, Esq.
American Leisure Holdings, Inc.
2460 Sand Lake Road
Orlando, Florida 32809
Facsimile No.: (407) 251-8455

Philip L. Logas, P.A.
55 E. Pine Street
Orlando, Florida 32801
Facsimile No.: (407) 849-1570

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a business day.

Section 6.13 No Representations by Mortgagee. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee pursuant to this Mortgage, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

Section 6.14 Certain Definitions. The following terms shall, for all purposes of this Mortgage, have the respective meanings herein specified unless the context otherwise requires:

(a) the “Mortgagor” shall mean Mortgagor herein named any and subsequent owner or owners of the Property and its or their respective heirs, legal representatives, successors and assigns;

(b) the “Mortgagee” shall mean Mortgagee herein named and any subsequent holder or holders of this Mortgage, and its or their respective heirs, legal representatives, successors and assigns;

(c) “Person” (whether or not capitalized) shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government, or any agency or political subdivision thereof, or any business or legal entity; and

(d) “Lease” shall mean every lease, license or occupancy agreement for the use or hire of all or any portion of the Property which shall be in effect at the date hereof, or which shall hereafter be entered into by or on behalf of Mortgagor.

Section 6.15 Miscellaneous.

(a) This Mortgage and its provisions cannot be changed, waived, discharged or terminated orally but only by an agreement in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances. No course of dealing between Mortgagor and Mortgagee or any failure or delay on the part of Mortgagee in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Mortgagee and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

(b) Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive.

(c) This Mortgage shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

(d) All terms and words used in this Mortgage, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

(e) The paragraph headings in this Mortgage are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

(f) If any words or phrases in this Mortgage have been stricken out or otherwise eliminated, this Mortgage shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Mortgage and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

(g) The words “herein,” “hereby,” “hereunder,” and words of similar import shall be construed to refer to this Mortgage as a whole, and not to any particular Section, unless expressly so stated.

(h) All covenants contained herein shall inure to the benefit of and shall be binding upon the Mortgagor and Mortgagee and shall run with the Property until the Obligations have been satisfied.

(i) Mortgagor is hereby prohibited from exercising against Mortgagee any right or remedy which it might otherwise be entitled to exercise against any one or more (but less than all) of the individual parties constituting Mortgagee, including, without limitation, any right of set-off or any defense.

Section 6.16 Mortgagor’s Waivers. Mortgagor, for itself and its successors and assigns, hereby irrevocably waives and releases to the extent permitted by law, and whether now or hereafter in force, (a) the benefit of any and all valuation and appraisement laws; (b) any right of redemption after the date of any sale of the Property upon foreclosure, whether statutory, common law or otherwise, in respect of the Property; (c) all exemption laws whatsoever and all moratoriums, extensions or stay laws or rules, or orders of Court in the nature of any one or more of them; and (d) all right and possibility of dower, curtesy and homestead in and to the Property.

Section 6.17 Environmental Matters.

(a) Mortgagor represents and warrants that to the best of its knowledge, there are no Hazardous Substances or Hazardous Materials (hereinafter defined) in or on the Property, other than such as may have been disclosed to Mortgagee in writing prior to the date hereof.

(b) Without Mortgagee’s prior consent, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor shall make or permit no use of the Property that would involve the generation, storage, treatment, discharge, handling, refining, release or disposal of any Hazardous Substances.

(c) At its sole cost and expense, Mortgagor shall, and shall cause any tenant or occupant of the Property to, comply with all applicable federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage, treatment and handling of Hazardous Substances, including but not limited to the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, the federal Resource Conservation and Recovery Act, as amended, the Federal Water Pollution Control Act, the Federal Clean Air Act, the federal regulations promulgated pursuant to any of the foregoing, and any and all environmental, health, or safety laws of the State, as amended from time to time, and any regulations promulgated thereunder, pay immediately when due the cost of removal of Hazardous Substances, and keep the Property free and clear of any lien imposed pursuant to such laws, rules, regulations or orders. In the event Mortgagor fails to do so, Mortgagee may declare this Mortgage to be in default.

(d) Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may incur as a result of or in connection with the assertion against Mortgagee or the Property of any claim relating to the presence or removal of any hazardous waste or substance referred to in this paragraph, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto unless such claim arises solely from Mortgagee’s gross negligence or willful misconduct.

(e) The term “Hazardous Substances” or “Hazardous Materials” as used in this Mortgage shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as a hazardous or toxic substance or material by any federal, state or local law, ordinance, rule, or regulation.

(f) Mortgagor shall notify Mortgagee immediately in writing upon learning of:

(i) any spill, discharge or release of any Hazardous Substances on or near the Property that may involve a cleanup cost of One Thousand and 00/100 ($1,000.00) Dollars or more;

(ii) any circumstances that may result in a violation of this Section 6.17;

(iii) any governmental inquiry or inspection is undertaken or notice issued by any governmental agency or any source whatsoever with respect to Hazardous Materials on, from, affecting, or used, stored or discharged by any occupant of, the Property.

(g) If any investigation, environmental report or governmental investigation or order indicates that there may exist any damage or risk to the Property, or any liability of Mortgagor relating to any Hazardous Materials, or other environmental conditions with respect to the Property, then Mortgagee may require Mortgagor to furnish immediately an indemnity bond in an amount determined by Mortgagee, in its discretion, to be sufficient to pay all actual and estimated cleanup costs and to protect against any liens that may arise with respect to such potential cleanup costs. Mortgagee’s demand that Mortgagor post any bond or other security shall not be a waiver of any default or of any other right or remedy available to Mortgagee.

(h) The obligations and liabilities of Mortgagor under this Section 6.17 shall survive any entry of a judgment of foreclosure or the delivery of a deed in lieu of foreclosure of this Mortgage.

Section 6.18 Asbestos.

(a) Mortgagor represents and warrants that, to the actual knowledge of Mortgagor, there is no friable asbestos or any material containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material (“Asbestos”) on the Property.

(b) Mortgagor shall not install or permit to be installed Asbestos in the Property. With respect to any such material currently present in the Property, Mortgagor shall promptly comply with such federal, state or local laws, rules, regulations or orders at Mortgagor’s sole cost and expense. If Mortgagor shall fail to comply with any such law, rule, regulation or order such failure shall constitute an Event of Default.

(c) Mortgagor (x) shall protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may incur as a result of or in connection with the assertion against Mortgagee or the Property of any claim relating to (i) the presence or removal of any asbestos or asbestos containing substance, including, without limitation, the cost of such removal, or (ii) compliance with any federal, state or local laws, rules, regulations or orders relating thereto, and (y) guarantees to Mortgagee the payment of all costs and expenses which may be incurred by Mortgagee in performing any Asbestos remedial action not performed (or caused to be performed) by Mortgagor as required under this Mortgage.

(d) The obligations and liabilities of Mortgagor under this Section 6.18 shall survive any entry of a judgment of foreclosure or the delivery of a deed in lieu of foreclosure of this Mortgage.

Section 6.19 Modifications. This Mortgage, the Note and all other Obligations are subject to Modification (as defined below). To the extent permitted by law, this Mortgage secures all Modifications from the date upon which this Mortgage was originally recorded, including future loans and extensions of credit and changes in the interest rate, due date, amount or other terms and conditions of any Obligations.

“Modification” shall have the meaning set forth in N.J.S.A. 46:9-8.2 et seq., which statute relates, inter alia, to changes in the interest rate, due date or other terms or conditions of a “mortgage loan,” or future advances pursuant to a “line of credit,” as defined in that statute.

Section 6.20 No Cooperative or Condominium. Mortgagor shall not operate the Property, or permit same to be operated as a cooperative or condominium building(s) in which the tenants or occupants participate in the ownership, control, or management of the Property or any part thereof, as tenants, stockholders or otherwise.

Section 6.21 Severability. If any provision of this Mortgage or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Mortgage nor the application of such provision to any other person or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. If the rights and liens created by this Mortgage shall be held by a court of competent jurisdiction to be invalid or unenforceable as to any part of the Obligation, the portion of the Obligation which as the result of such invalidity or unenforceability is no longer secured by the liens and security interests herein granted shall be completely paid prior to the payment of the portion, if any, of the Obligation which shall continue to be secured hereunder, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

Section 6.22 Headings; Construction. The headings which have been used throughout this Mortgage have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Mortgage. Words of any gender used in this Mortgage shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words “herein,” “hereof,” “hereunder” and other similar compounds of the words “here” when used in this Mortgage shall refer to the entire Mortgage and not to any particular provision or section.

Section 6.23 Counterparts. This Mortgage has simultaneously been executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original. If any Mortgagor is a corporation, this instrument is executed, acknowledged and delivered by Mortgagor’s officers hereunto duly authorized.

Section 6.24 GOVERNING LAW. THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN NEW JERSEY, WITHOUT REGARD TO CONFLICTS OF LAWS CONSIDERATIONS AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED IN THE MORTGAGED PROPERTY UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF FLORIDA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF THE STATE, THE LAW OF THE STATE OF NEW JERSEY SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER (BUT THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT LENDER’S RIGHTS WITH RESPECT TO SUCH SECURITY INTEREST CREATED IN THE STATE).

Section 6.25 JURISDICTION. AT MORTGAGEE’S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGOR OR MORTGAGEE ARISING OUT OF OR RELATING TO THIS MORTGAGE (OTHER THAN AN ACTION FOR JUDICIAL FORECLOSURE OR TO APPOINT A RECEIVER), THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW JERSEY, AND MORTGAGOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGOR DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY, LOCATED AT 820 BEAR TAVERN ROAD, WEST TRENTON, NEW JERSEY 08628 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW JERSEY, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE OF MORTGAGOR MAILED OR DELIVERED TO MORTGAGOR IN THE MANNER PROVIDED IN THE MORTGAGE, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MORTGAGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW JERSEY. MORTGAGOR SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW JERSEY (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW JERSEY OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 6.26 WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULL TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH -REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

Section 6.27 CONFLICT. In the event of any conflict between the terms set forth in this Mortgage and the terms set forth in Article 7 of that certain Guaranty of even date herewith executed by Malcolm J. Wright, American Leisure Holdings, Inc. and TDS Amenities, Inc. in favor of Mortgagee (hereinafter referred to as the “Guaranty”) the terms set forth in the Guaranty shall supersede and prevail over any conflicting terms set forth in this Mortgage; provided, however, that nothing contained in the Guaranty shall expand any notice or grace period set forth in this Mortgage.

Section 6.28 SPECIAL STATE PROVISIONS

(a) Secured Indebtedness, Future Advances. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. This Mortgage is given to secure not only the existing indebtedness of TWENTY FOUR MILLION NINE HUNDRED THOUSAND ($24,900,000) DOLLARS of the Mortgagor to the Mortgagee evidenced by the Note secured hereby, plus interest thereon.

(b) Mortgagor hereby verifies and confirms, to the best of its knowledge, all factual information in this Mortgage, including the accuracy and correctness of the legal description set forth herein. In the event any factual errors are found in this Mortgage or in the legal description, Mortgagor and the Mortgagee shall, at Mortgagor's sole cost and expense, promptly correct or cause to be corrected subsequent to the date hereof any and all such errors. Mortgagor shall promptly pay or cause to be paid all damages, claims or any other costs whatsoever arising under or in any way connected with any claim, whether or not valid, arising under or in any way connected with Section 697.10 of the Florida Statutes, or any similar law due to or caused by any inaccuracy or incorrectness of factual information or inaccuracy or incorrectness of the legal description set forth herein. Notwithstanding the foregoing, all rights of Mortgagor and Mortgagee are preserved against Mortgagor's and Mortgagee's title insurers, the surveyor, the engineer, if any, and the appraiser, if any, and, after payment is made by Mortgagor, Mortgagor shall be subrogated to such rights.

MORTGAGOR HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED WITHOUT CHARGE A TRUE COPY OF THIS MORTGAGE.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage and Security Agreement as of the date first above written.

WITNESS: Name:
MORTGAGOR:

COSTA BLANCA II REAL ESTATE, LLC,
a Florida limited liability company

By: Tierra del Sol Resort (Phase 2), Ltd., a
Florida limited partnership,
its manager

By: TDS Management, LLC, a
Florida limited liability company,
its general partner

By:_/s/ Malcolm J. Wright__
Name: Malcolm J. Wright
Title: Manager

WITNESS: Name:
MORTGAGOR:

COSTA BLANCA III REAL ESTATE, LLC,
a Florida limited liability company

By: Tierra del Sol Resort (Phase 2), Ltd., a
Florida limited partnership,
its manager

By: TDS Management, LLC, a
Florida limited liability company,
its general partner

By:_/s/ Malcolm J. Wright__
Name: Malcolm J. Wright
Title: Manager

WITNESS: Name:
MORTGAGOR:

TDS TOWN HOMES (PHASE 1), LLC,
a Florida limited liability company

By: Tierra del Sol Resort (Phase 1), Ltd.,
a Florida limited partnership,
its manager

By: TDS Management, LLC, a
Florida limited liability company,
its general partner

By: _/s/ Malcolm J. Wright__
Name: Malcolm J. Wright
Title: Manager

WITNESS: Name:
MORTGAGOR:

TDS TOWN HOMES (PHASE 2), LLC,
a Florida limited liability company

By: Tierra del Sol Resort (Phase 2), Ltd., a
Florida limited partnership,
its manager

By: TDS Management, LLC, a
Florida limited liability company,
its general partner

By:_/s/ Malcolm J. Wright__
Name: Malcolm J. Wright
Title: Manager

WITNESS: Name:	MORTGAGOR: TDS AMENITIES, INC. a Florida corporation By:_/s/ Malcolm J. Wright__ Name: Malcolm J. Wright Title: Chief Executive Officer

STATE OF FLORIDA

COUNTY OF ORANGE

I certify that on April 13, 2007, Malcolm J. Wright came before me in person and stated to my satisfaction that he/she:

(a) made the attached instrument; and

(b) was authorized to and did execute this instrument on behalf of and as Manager of TDS MANAGEMENT, LLC, a Florida limited liability company, the General Partner of TIERRA DEL SOL RESORT (PHASE 2), LTD., a Florida limited partnership, the Manager of COSTA BLANCA II REAL ESTATE, LLC, a Florida limited liability company (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its operating agreement and its members.

__ /s/ J.K. Hudson____
NOTARY PUBLIC
#DD459074

STATE OF FLORIDA

COUNTY OF ORANGE

I certify that on April 13, 2007, Malcolm J. Wright came before me in person and stated to my satisfaction that he/she:

(a)  made the attached instrument; and

(b)  was authorized to and did execute this instrument on behalf of and as Manager of TDS MANAGEMENT, LLC, a Florida limited liability company, the General Partner of TIERRA DEL SOL RESORT (PHASE 2), LTD., a Florida limited partnership, the Manager of COSTA BLANCA III REAL ESTATE, LLC, a Florida limited liability company (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its operating agreement and its members.

                                                                ___ /s/ J.K. Hudson____
NOTARY PUBLIC
#DD459074

STATE OF FLORIDA

COUNTY OF ORANGE

I certify that on April 13, 2007, Malcolm J. Wright came before me in person and stated to my satisfaction that he/she:

(a) made the attached instrument; and

(b) was authorized to and did execute this instrument on behalf of and as Manager of TDS MANAGEMENT, LLC, a Florida limited liability company, the General Partner of TIERRA DEL SOL RESORT (PHASE 1), LTD., a Florida limited partnership, the Manager of TDS TOWN HOMES (PHASE 1), LLC, a Florida limited liability company (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its operating agreement and its members.

                                                                   ___ /s/ J.K. Hudson____
                                                       NOTARY PUBLIC
    #DD459074

STATE OF FLORIDA

COUNTY OF

I certify that on April 13, 2007, Malcolm J. Wright came before me in person and stated to my satisfaction that he/she:

(a)  made the attached instrument; and

(b)  was authorized to and did execute this instrument on behalf of and as Manager of TDS MANAGEMENT, LLC, a Florida limited liability company, the General Partner of TIERRA DEL SOL RESORT (PHASE 2), LTD., a Florida limited partnership, the Manager of TDS TOWN HOMES (PHASE 2), LLC, a Florida limited liability company (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its operating agreement and its members.

                                                           ___ /s/ J.K. Hudson____
                NOTARY PUBLIC
                                                             #DD459074
STATE OF FLORIDA

COUNTY OF ORANGE

I certify that on April 13, 2007, Malcolm J. Wright came before me in person and stated to my satisfaction that he/she:

(a)  made the attached instrument; and

(b)  was authorized to and did execute this instrument on behalf of and as Chief Executive Officer of TDS AMENITIES, INC., a Florida corporation (the “Company”), the entity named in this instrument, as the free act and deed of the Company, by virtue of the authority granted by its bylaws and its board of directors.

                                                      ___ /s/ J.K. Hudson____
                                                            NOTARY PUBLIC
                                                              #DD459074

EXHIBITS:

A - Property Description

B - Permitted Encumbrances

C - TDS Property Description

D - Form of Subordination Agreement

EXHIBIT A

PROPERTY DESCRIPTION

EXHIBIT B

PERMITTED ENCUMBRANCES

Those items listed in Schedule B, Section II of the title commitment/proforma issued by First American Title Insurance Company under Title Commitment on Phase 2/Polk.

EXHIBIT C

TDS PROPERTY DESCRIPTION

EXHIBIT D

FORM OF SUBORDINATION AGREEMENT